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                                                                    Exhibit 20.1

                          FNBC Credit Card Master Trust
                        Excess Spread Analysis - May 2002

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Series                                     1997-1
Deal Size                                  $300 MM
Expected Maturity                         08/15/02
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
Yield                                      25.53%
Less:    Coupon                            13.10%
         Servicing Fee                      1.21%
         Gross Credit Losses                4.87%
Excess Spread:
         May-02                             6.35%
         April-02                           5.40%
         March-02                           7.64%
Three month Average Excess Spread           6.46%

Delinquencies:
         30 to 59 Days                      1.14%
         60 to 89 Days                      0.71%
         90 + Days                          1.17%
         Total                              3.02%

Payment Rate:                              13.42%

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